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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: April 17, 2001

YAHOO! INC.
(Exact name of registrant as specified in its charter)

0-26822
(Commission File Number)

DELAWARE (State or other jurisdiction of incorporation or organization)	77-0398689 (I.R.S. Employer Identification No.)

3420 CENTRAL EXPRESSWAY
SANTA CLARA, CALIFORNIA 95051
(Address of principal executive offices, with zip code)

(408) 731-3300
(Registrant's telephone number, including area code)

Item 5. Other Events

    On April 17, 2001, Yahoo! Inc., a Delaware corporation ("Yahoo!"), announced that its Board of Directors will appoint Terry S. Semel as Yahoo!'s new chairman and chief executive officer, effective May 1, 2001. Tim Koogle will be named vice chairman, a transitional role he is expected to retain until August 2001, and will then remain on Yahoo!'s Board of Directors. President and Chief Operating Officer Jeff Mallett and Chief Financial Officer Susan Decker continue in their current roles and will report to Semel. A copy of Yahoo!'s press release is attached as Exhibit 99.1 hereto and incorporated by reference herein. The press release filed as an exhibit to this report includes "safe harbor" language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company's business contained in the press release are "forward-looking" rather than "historic." The press release also states that a more thorough discussion of certain factors which may affect the Company's operating results is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 which is on file with the Securities and Exchange Commission and available at the Securities and Exchange Commission's website (http://www.sec.gov), and will also be included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 to be filed with the Securities and Exchange Commission in the near future.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.
	99.1	Press Release dated April 17, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YAHOO! INC.
Date: April 17, 2001	By:	/s/ SUSAN DECKER Susan Decker Senior Vice President, Finance and Administration, and Chief Financial Officer

YAHOO! INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated April 17, 2001.

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Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
INDEX TO EXHIBITS